As filed with the Securities and Exchange Commission on February 20, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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First Trust MLP and Energy Income Fund

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PRESS RELEASE	SOURCE:	First Trust Advisors L.P.

First Trust Announces Adjournment of Joint Special Meeting of Shareholders Relating to the Mergers of First Trust Energy Income and Growth Fund, First Trust MLP and Energy Income Fund, First Trust New Opportunities MLP & Energy Fund and First Trust Energy Infrastructure Fund into FT Energy Income Partners Enhanced Income ETF

WHEATON, IL – (BUSINESS WIRE) – February 20, 2024 – First Trust Advisors L.P. (“FTA”) announced today that the joint special meeting of shareholders of First Trust Energy Income and Growth Fund (NYSE American: FEN), First Trust MLP and Energy Income Fund (NYSE: FEI), First Trust New Opportunities MLP & Energy Fund (NYSE: FPL) and First Trust Energy Infrastructure Fund (NYSE: FIF) (the “Target Funds” or each, individually, a “Target Fund”) held on February 20, 2024 has been adjourned in order to permit additional solicitation of shareholders and to allow shareholders additional time to vote on the mergers of the Target Funds into FT Energy Income Partners Enhanced Income ETF (“EIPI”). The joint special meeting of shareholders will reconvene on February 29, 2024 at 12:00 p.m. Central time in the offices of FTA at 120 East Liberty Drive, Suite 400, Wheaton, Illinois (the “Meeting”).

Shareholders of record of each Target Fund as of the close of business on October 23, 2023 are entitled to vote at the Meeting. Whether or not shareholders plan to attend the Meeting, it is important that their shares be represented and voted at the Meeting. Shareholders may vote their shares by one of the methods described in the proxy materials previously mailed to them, which includes a joint proxy statement and prospectus (the “proxy statement”). The proxy statement contains important information regarding the proposed mergers and shareholders of the Target Funds are urged to read the proxy statement and accompanying materials carefully. The proxy statement is also available at https://www.ftportfolios.com/LoadContent/gohdcqj3gy4o and the Securities and Exchange Commission’s website at www.sec.gov. If shareholders have any questions regarding the proposals, or need assistance voting, they may call EQ Fund Solutions, LLC at (877) 361-7964. The Boards of Trustees of the Target Funds believe the proposals are in the best interests of the Target Funds and recommend that shareholders vote “FOR” the mergers of the Target Funds into EIPI.

FTA is a federally registered investment advisor and serves as the investment advisor of each Target Fund and EIPI. FTA and its affiliate First Trust Portfolios L.P. (“FTP”), a FINRA registered broker-dealer, are privately-held companies that provide a variety of investment services. FTA has collective assets under management or supervision of approximately $211 billion as of January 31, 2024 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts. FTA is the supervisor of the First Trust unit investment trusts, while FTP is the sponsor. FTP is also a distributor of mutual fund shares and exchange-traded fund creation units. FTA and FTP are based in Wheaton, Illinois.

Energy Income Partners, LLC (“EIP”) serves as each Target Fund’s and EIPI’s investment sub-advisor and provides advisory services to a number of investment companies and partnerships for the purpose of investing in master limited partnerships and other energy infrastructure securities. EIP is one of the early investment advisors specializing in this area. As of January 31, 2024, EIP managed or supervised approximately $5.0 billion in client assets.

Additional Information / Forward-Looking Statements

This press release is not intended to, and shall not, constitute an offer to purchase or sell shares of a Target Fund or EIPI; nor is this press release intended to solicit a proxy from any shareholder of the Target Funds. The Target Funds and their trustees and officers, FTA and its officers and employees, and other persons may be deemed under the rules of the Securities and Exchange Commission to be participants in the solicitation of proxies from shareholders in connection with the matters described above. Information about the Target Funds’ trustees and officers, FTA and its officers and employees, and other persons may be found in the proxy statement.

Certain statements made in this news release that are not historical facts are referred to as “forward-looking statements” under the U.S. federal securities laws. Actual future results or occurrences may differ significantly from those anticipated in any forward-looking statements due to numerous factors. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ from the historical experience of FTA and the funds managed by FTA and its present expectations or projections. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. FTA, EIP, FEN, FEI, FPL, FIF and EIPI undertake no responsibility to update publicly or revise any forward-looking statements.

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CONTACT: Jeff Margolin – (630) 517-7643

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CONTACT: Daniel Lindquist – (630) 765-8692

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CONTACT: Chris Fallow – (630) 517-7628

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SOURCE: First Trust Advisors L.P.